                                                                    EXHIBIT 99.1

                                                         Stock Offering Expires
                                                                   Time
                                                             _________, 1998
                                                        ------------------------

                                                              Stock Center

PCB Holding Company
(Holding Company for Peoples Building and Loan Association, F.A.)

                               STOCK ORDER FORM
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NUMBER OF SHARES
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       Number of Shares             Purchase Price         Total Payment Due
  --------------------------                           -------------------------
                                 X      $10.00
  --------------------------                           -------------------------
The minimum number of shares that may be subscribed for is 25 and the maximum number for any person together with their associates or persons acting in concert in the Conversion is 6,500 shares. Management has the discretion to increase or decrease the purchase limit within regulations. ORDERS OF $25,000 OR MORE MUST BE PAID BY PEOPLES BUILDING AND LOAN ASSOCIATION, F.A. ACCOUNT WITHDRAWALS, CERTIFIED FUNDS, CASHIER'S CHECK OR MONEY ORDER.
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METHOD OF PAYMENT
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[_]  Enclosed is a check or money order made payable to PEOPLES BUILDING AND
                                LOAN ASSOCIATION F.A. for $____________.Do not mail cash. Please take cash payment in person to any Peoples Building and Loan Association, F.A office.

[_] I authorize Peoples Building and Loan Association to withdraw the indicated amounts from the following Peoples Building and Loan accounts, and understand that the amounts will not otherwise be available for withdrawal.

       Account Number              Amount
-----------------------------------------------------
                            $                          To withdraw from an account with check
-----------------------------------------------------  writing privileges, please write a check. Call
                            $                          the Stock Center for IRA transactions).
-----------------------------------------------------
                            $                          There will be no penalty for early withdrawals
-----------------------------------------------------  of funds used to order stock.
                            $
                            -------------------------

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PURCHASER INFORMATION
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[_]  Check here if you are a director, officer or employee of Peoples Building and Loan Association, F.A.or a member of their immediate families.
[_] Check here if you were a depositor on December 31, 1996, March 31, 1998, or Peoples Building and Loan F.A. If you check this box, please enter all your account information for each of these dates on REVERSE SIDE: (If you need additional space, please attach a separate sheet.)
[_] I am not acting in concert with any other persons purchasing stock in the Conversion nor are any of my associates purchasing stock.
[_] I am acting in concert with the following purchasers and/or the following purchasers are my associates: _______________, _______________,
     _______________.

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STOCK REGISTRATION
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Please review the guidelines on the back of this form.  Print the name(s) in which you want the stock registered and the mailing address for the registration. Names must appear exactly as on your account at Peoples Building and Loan F. A. if you are subscribing as an Eligible Account Holder, Supplemental Account Holder or Other Member. SUBSCRIPTION RIGHTS ARE NOT
                                              ---------------------------
TRANSFERABLE.
-------------
Form of ownership: Please check one.

[_] Individual                     [_] Tenants in common              [_] Uniform Transfers to Minors Act
[_] Joint Tenants                  [_] Corporation or partnership     [_] Uniform Gifts to Minors Act
[_] Other ______________________                                      [_] Fiduciary _______________________
           please specify                                                             adoption date

------------------------------------------------------------------------------------
Name                                            Social Security or Tax I.D. No.
------------------------------------------------------------------------------------
Name                                            Evening Telephone
------------------------------------------------------------------------------------
Street Address                                  Daytime Telephone
------------------------------------------------------------------------------------
City               State           Zip          County of Residence
------------------------------------------------------------------------------------

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NASD AFFILIATION
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Please read the NASD Affiliation           NASD member or person associated with
section on the reverse side of this        an NASD member has a beneficial
form: Check if applicable and              interest.  In accordance with the
initial where indicated with *.            conditions for an exception from the

[_]  Check here if you are a member of     interpretation, I agree (I) not to
     the NASD or a person associated with  sell, transfer or hypothecate this
     an NASD member or a partner with a    stock for a period of 90 days
     securities brokerage firm or a        following issuance and (ii) to report
     member of the immediate family of     this subscription in writing to the
     any such person to whose support      applicable NASD member I am
     such person contributes directly or   associated with within one day of
     indirectly or if you have an account  payment of the stock.
     in which an                           *_____________________(Initial)

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ACKNOWLEDGEMENTS
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To purchase stock in the Subscription Offering, this fully completed Stock Order
Form must be actually received by People Building and Loan Association, F.A. no later than_________, Central Time on _______, 1998 unless extended, otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization and signed Certification, may be delivered to Peoples Building and Loan Association, F.A. or may be mailed to the address indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights. The undersigned certifies that this stock order is for my account only and there is no agreement or understanding regarding the transfer of my subscription rights or any further sales or transfer of these shares.

It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion of Peoples Building and Loan F.A. described in the accompanying Prospectus, receipt of which is hereby acknowledged at least 48 hours prior to delivery of this Stock Order Form to Peoples Building and Loan Association, F.A. If the minimum shares cannot be sold, all orders will be canceled and funds received as payment will be returned promptly.

The undersigned agrees that after receipt by Peoples Building and Loan Association, F.A., this Stock Order Form may not be modified, withdrawn or canceled (unless the Conversion is not completed by________, 1998) and if Peoples Building and Loan Association F.A. has been given authorization to withdraw a specified amount from deposit accounts at Peoples Building and Loan as payment shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT INSURED OR GUARANTEED BY THE SAIF, THE FDIC OR THE FEDERAL GOVERNMENT.

Under penalty of perjury, I certify that the Social Security or Tax ID Number on this Stock Order Form is true, correct and complete and that I am not subject to back-up withholding.
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SIGN BELOW (YOU MUST ALSO READ AND SIGN THE CERTIFICATION ON THE REVERSE SIDE TO
PURCHASE STOCK).
--------------------------------------------------------------------------------

Sign and date the form.  When purchasing as a
custodian, corporate officer, etc., include     _________________________________
your full title.  An additional signature is    _________________________________
required only when payment is by  withdrawal
from an account that requires more than one
signature to  withdraw funds.  YOUR ORDER
WILL BE  FILLED IN ACCORDANCE WITH THE          x
PROVISIONS OF THE PROSPECTUS. THIS ORDER IS     ----------------------------------------------------------------
NOT VALID OF NO SIGNED ON THE FRONT AND BACK.   Authorized Signature       Title (if applicable)          Date

IF YOU NEED HELP COMPLETING THIS FORM, YOU MAY  x
CALL THE STOCK CENTER AT ( ) ____________       ----------------------------------------------------------------
                                                Authorized Signature       Title (if applicable)          Date

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

     Names(s) on Accounts       Account Number                                      Names(s) on Accounts         Account Number
-----------------------------------------------------                          -----------------------------------------------------

-----------------------------------------------------                          -----------------------------------------------------

----------------------------                                                   ----------------------------

-----------------------------------------------------                          -----------------------------------------------------

-----------------------------------------------------                          -----------------------------------------------------

----------------------------                                                   ----------------------------

-----------------------------------------------------                          -----------------------------------------------------

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                        GUIDELINES FOR REGISTERING STOCK
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     For reasons of clarity and standardization, the stock transfer industry has developed uniform stock ownership registrations which we will use in issuing your stock certificate. Common ownership registrations are explained below. If you have any questions about how your PCB Holding Company stock should be registered, see your legal advisor.

     To ensure correct registration, please follow the instructions for the ownership you select:

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GENERAL INSTRUCTIONS     .  Include the first name, middle initial, and last
                            name of each person listed. Avoid the use of an initial in place of the first name.
                         . Do not use titles such as ("Mr.," "Mrs.," "Dr.," etc.)
                         . Omit words that do not affect ownership rights such as "special account" "personal property," etc.

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INDIVIDUAL:              Instructions: Print the first name, middle initial, and
                         last name of the person in whose name the stock is to be registered. You may not list beneficiaries for this ownership.

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JOINT TENANTS:           Joint Tenancy with Right of Survivorship identifies two
                         or more persons as owners of the stock. Upon the death of one of the owners, ownership automatically passes to the surviving tenant(s).

                         Instructions: Print the first name, middle initial, and last name of each joint tenant. You may not list beneficiaries for this ownership.

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TENANTS IN COMMON:       Tenants in Common identifies two or more persons as
                         owners of the stock. Upon the death of one co-tenant, ownership of the stock passes to the heirs of the deceased co-tenant and the surviving co-tenant(s).

                         Instructions: Print the first name, middle initial, and last name of each co-tenant. You may not list beneficiaries for this ownership.

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FIDUCIARIES:             Generally, fiduciary relationships (such as
                         Conservatorship, Legal Trust, Guardianship, etc.) are established under a form of trust agreement or are pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

                         Instructions: On the first "NAME" line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as conservator, personal representative, etc.

                         On the second "NAME" line, print either the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.)

                         In the blank above "Adoption Date," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.
                         EXAMPLE OF A FIDUCIARY REGISTRATION:
                         John D. Smith Trustee for Tom A. Smith Under Agreement Dated 6/6/74.

                         PLEASE NOTE THAT "TOTTEN TRUST" AND "PAYABLE ON DEATH" OWNERSHIPS MAY NOT BE USED IN REGISTERING STOCK.
                         For example, stock cannot be registered as "John Doe Trustee for Jane Doe" or "John Doe Payable on Death to Jane Doe."

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UNIFORM GIFTS TO         For Indiana residents and residents of many states,
MINORS ACT/UNIFORM       stock may be held in the name of a custodian for the
TRANSFERS TO MINORS:     benefit of a minor under the Uniform Transfers to
                         Minors Act. For residents of some other states, stock may be held in a similar type of ownership under the Uniform Gifts to Minors Act of the individual states.
                         For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the minor reaches legal age.

                         Instructions: If you are a Indiana resident and wish to register stock in this ownership, check "Uniform Transfers to Minors Act." For other states, see your legal advisor if you are unsure about the correct registration of your stock.

                         On the first "NAME" line, print the first name, middle initial, and last name of the custodian with the abbreviation "CUST" after the name.

                         Print the first name, middle initial, and last name of the minor on the second "NAME" line.

                         Only one custodian and one minor may be designated.

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NASD AFFILIATION:        Please refer to the NASD AFFILIATION statement on the
                         face of this form. If applicable, initial where indicated and check the box. The National Association of Securities Dealers, Inc. Interpretation With Respect to Free-Riding and Withholding (the "Interpretation") restricts the sale of a "hot issue" (securities that trade at a premium in the aftermarket) to NASD members, persons associated with NASD members (i.e., an owner, director, officer, partner, employee or agent of a NASD member) and certain members of their families. Such persons are requested to indicate that they will comply with certain conditions required for an exemption from the restrictions.

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CERTIFICATION:           I/WE ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR
                         AN ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY PCB HOLDING COMPANY OR BY THE FEDERAL GOVERNMENT.

                         If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I/we should call the Office of Thrift Supervision Regional Director, Central Regional Office, at (312 ) 917-5000

                         I/We further certify that before purchasing the common stock, par value $0.01 per share, of PCB Holding Company, I/we received a PROSPECTUS that contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including, among other (1) Reliance on certificates of deposit; (2) Dependence on local economy and limited growth prospects; (3) Competition;
                         (4) Dependence on Key Personnel; (5) Limited Market for the Common Stock; (6) Interest Rate Risk; (7) Below average return on equity after conversion; (8) New expenses associated with MRDP; (9) Possible dilutive effect of benefit programs; (10) Possible voting control by management and employees; (11) Anti-Takeover provisions and statutory provisions that could discourage hostile acquisitions of control; (12) Provisions of employment agreements; (13) Possible increase in estimated valuation range and number of shares issued; (14) Risk of year 2000 data processing problems; and (15) financial institution regulation and the future of the thrift industry. See "Risk Factors" on pages 6 through 9 of the Prospectus.

             SIGNATURE: ______________________  SIGNATURE: _____________________
             PRINT NAME:______________________  PRINT NAME:_____________________